As filed with the Securities and Exchange Commission on June 2, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-8

 REGISTRATION STATEMENT

 UNDER

THE SECURITIES ACT OF 1933

DATA STORAGE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	98-0530147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

48 South Service Road

 Melville, NY 11747

 Telephone: (212) 564-4922

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Data Storage Corporation 2021 Stock Incentive Plan

 (Full title of the plans)

Charles M. Piluso

 Chief Executive Officer

Data Storage Corporation

 48 South Service Road

 Melville, NY 11747

 Telephone: (212) 564-4922

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

 Joseph M. Lucosky, Esq.

 Scott E. Linsky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Tel. No.: (732) 395-4400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 700,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Data Storage Corporation (the “Company”), issuable under the employee benefit plan named the Data Storage Corporation 2021 Stock Incentive Plan (the “Plan”) for which a registration statement of the Company on Form S-8 (File Nos. 333- 257348) is effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. EXHIBITS.

Exhibit Number	Description
4.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-148167) filed on December 19, 2007 (the “SB-2”))

4.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-K (File No. 333-148167) filed on October 24, 2008)

4.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report to Form 8-K (File No. 333-148167) filed January 9, 2009)

4.4	Certificate of Designation for Series A Preferred Stock (Incorporated by reference to Exhibit F to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission March 8, 2021

4.5	Bylaws (incorporated by reference to Exhibit 3.2 to the SB-2 (File No. 333-148167))

4.6	Amended Bylaws (incorporated by reference to Exhibit 3.2 to Form 8-K (File No. 333-148167) filed on October 24, 2008)

4.7	Certificate of Amendment to the Articles of Incorporation (incorporated by reference to Appendix A to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021)

4.8	Certificate of Validation and Ratification of the Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated October 7, 2008 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35384) filed with the Securities and Exchange Commission on April 20, 2021)

4.9	Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated October 16, 2008 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-35384) filed with the Securities and Exchange Commission on April 20, 2021)

4.10	Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated January 6, 2009 (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K (File No. 001-35384) filed with the Securities and Exchange Commission on April 20, 2021)

4.11	Certificate of Validation and Ratification of the Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated January 6, 2009 (incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K (File No. 001-35384) filed with the Securities and Exchange Commission on April 20, 2021)

4.12	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Data Storage Corporation (incorporated by reference to Appendix F to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021)

4.13	Share Exchange Agreement, dated October 20, 2008, by and among Euro Trend Inc., Data Storage Corporation and the shareholders of Data Storage Corporation named on the signature page thereto (incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 333-148167) filed on October 24, 2008)

4.14	Share Exchange Agreement, dated October 20, 2008, by and among, Euro Trend Inc., Data Storage Corporation and the shareholders of Data Storage Corporation named on the signature page thereto (incorporated by reference to Exhibit 10.1 to Form 8-K/A (File No. 333-148167) filed on June 29, 2009)

5.1*	Opinion of Lucosky Brookman LLP

23.1*	Consent of Rosenberg Rich Baker Berman P.A. Independent Registered Public Accounting Firm

23.2*	Consent of Lucosky Brookman LLP (Included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page to this Registration Statement)

99.1*	Data Storage Corporation 2021 Stock Incentive Plan, as amended (incorporated by reference to Annex A of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 6, 2022 )

99.2*	Form of Incentive Stock Option Grant Agreement

99.3*	Form of Nonqualified Stock Option Grant Agreement

99.4*	Form of Restricted Stock Unit Award Agreement

107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 2, 2023.

Data Storage Corporation

By	/s/ Charles M. Piluso
Charles M. Piluso
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles M. Piluso as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Charles M. Piluso	Chief Executive Officer and Chairman	June 2, 2023
Charles M. Piluso	(principal executive officer)

/s/ Christos Panagiotakos	Chief Financial Officer	June 2, 2023
Christos Panagiotakos	(principal financial officer and principal accounting officer)

/s/ Harold Schwartz	Director	June 2, 2023
Harold Schwartz

/s/ Thomas Kempster	Director	June 2, 2023
Thomas Kempster

/s/ John Argen	Director	June 2, 2023
John Argen

/s/ Joseph Hoffman	Director	June 2, 2023
Joseph Hoffman

/s/ Lawrence Maglione	Director	June 2, 2023
Lawrence Maglione

/s/ Matthew Grover	Director	June 2, 2023
Matthew Grover

/s/ Todd Correll	Director	June 2, 2023
Todd Correll